UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2021

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Recreation Park Drive, Unit 108 Hingham, Massachusetts 02043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Microbot Medical Inc. (the “Company”) entered into a First Amendment to Employment Agreement (the “Amendment”), dated as of April 19, 2021, with Simon Sharon, the Company’s Chief Technology Officer and General Manager.

Pursuant to the Amendment, Mr. Sharon’s annual compensation was increased to NIS 72,000 per month, allocated between base salary and overtime pay (collectively, “Salary”). In addition, he is eligible to receive an annual bonus of up to 35% of his Salary, based on his performance and the achievement of agreed-upon annual objectives. Mr. Sharon was further granted a one-time special bonus of NIS 60,000.

All other terms and conditions of his employment agreement as of March 31, 2018 remain in full force and effect.

The foregoing is a brief description of the terms of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement with Simon Sharon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

	By:	/s/ Harel Gadot
	Name:	Harel Gadot
	Title:	Chief Executive Officer, President and Chairman

Date: April 22, 2021